Exhibit 99.1

(1)         The amount of common stock, par value $0.001 (“Common Stock”) of Taminco Corporation (the “Issuer”) reported as beneficially owned following the reported transaction includes: (i) 31,133,213 shares of Common Stock held of record by AP Taminco Global Chemical Holdings, LP (“Taminco Holdings”), and (ii) 4,575,006 shares of Common Stock held of record by Taminco Co-Investors, L.P. (“Taminco Co-Investors”).  AP Taminco Global Chemical Holdings GP, LLC (“Taminco Holdings GP”) is the general partner of Taminco Holdings, and Taminco Co-Investors GP, LLC (“Taminco Co-Investors GP”) is the general partner of Taminco Co-Investors.  Apollo Management VII, L.P. (“Management VII”) is the manager of each of Taminco Holdings GP and Taminco Co-Investors GP.  AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP.  Taminco Holdings, Taminco Co-Investors, Taminco Holdings GP, Taminco Co-Investors GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaim beneficial ownership of the shares of Common Stock held of record by Taminco Holdings or Taminco Co-Investors, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of each of Taminco Holdings, Taminco Co-Investors, Taminco Holdings GP, Taminco Co-Investors GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th St., 43rd Floor, New York, New York 10019.